Exhibit 99.2

SPECIAL MEETING OF STOCKHOLDERS OF

ENVISION HEALTHCARE HOLDINGS,INC.

, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are also available at http://www.astproxyportal.com/ast/18485/

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

00030030300000000000 8   112816

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE THREE PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Adoption of Merger Agreement. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 2016 (the "Merger Agreement"), by and among Envision Healthcare Holdings, Inc., a Delaware corporation ("Envision"), AmSurg Corp., a Tennessee corporation ("AmSurg"), and New Amethyst Corp., a Delaware corporation, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice, and the transactions contemplated by the Merger Agreement (the "Envision Merger Proposal");	☐	☐	☐
2. Advisory Vote Regarding Merger-Related Named Executive Officer Compensation. To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to Envision's named executive officers in connection with the consummation of the Mergers (the "Envision Compensation Proposal"); and	☐	☐	☐
3. Adjournment of Special Meeting. To consider and vote on a proposal to adjourn the Envision special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Envision Merger Proposal (the "Envision Adjournment Proposal").	☐	☐	☐

This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR Proposal 1, FOR Proposal 2, FOR and FOR Proposal 3.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnershipname by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

ENVISION HEALTHCARE HOLDINGS,INC.

, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are also available at http://www.astproxyportal.com/ast/18485/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030030300000000000 8 112816

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE THREE PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Adoption of Merger Agreement. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 2016 (the "Merger Agreement"), by and among Envision Healthcare Holdings, Inc., a Delaware corporation ("Envision"), AmSurg Corp., a Tennessee corporation ("AmSurg"), and New Amethyst Corp., a Delaware corporation, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice, and the transactions contemplated by the Merger Agreement (the "Envision Merger Proposal");	☐	☐	☐
2. Advisory Vote Regarding Merger-Related Named Executive Officer Compensation. To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to Envision's named executive officers in connection with the consummation of the Mergers (the "Envision Compensation Proposal"); and	☐	☐	☐
3. Adjournment of Special Meeting. To consider and vote on a proposal to adjourn the Envision special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Envision Merger Proposal (the "Envision Adjournment Proposal").	☐	☐	☐

This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR Proposal 1, FOR Proposal 2, FOR and FOR Proposal 3.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnershipname by authorized person.

ENVISION HEALTHCARE HOLDINGS, INC
Proxy for Special Meeting of Stockholders on    , 2016
Solicited on Behalf of the Board of Directors
The undersigned hereby appoints [    ] and [ ], and each of them, with full power
of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Envision Healthcare Holdings, Inc., to be held on ,    , 2016 at a.m., at [ Location ], and at any adjournments or post ponements thereof, as follows:
(Continued and to be signed on the reverse side.)
1.114475